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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated June 3, 1998 (except for Note 16, as to which the date is December 30, 1998), included in the Annual Report on Form 10-K of Vanstar Corporation for the year ended April 30, 1998, with respect to the consolidated financial statements and schedule, as amended, included in this Form 10-K/A.


                                                        Ernst & Young LLP



Atlanta, Georgia
January 14, 1999